                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, D. C. 20549

                                                               FORM 8-K

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                         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                                            Date of Report
                                                           January 10, 2002

                                                      Commission File No. 0-19131

                                                            MedImmune, Inc.
                                         (Exact name of registrant as specified in its charter)

                                        Delaware                           52-1555759
                           (State or other jurisdiction of             (I. R. S. Employer
                           incorporation or organization)              Identification No.)

                                           35 West Watkins Mill Road, Gaithersburg, MD 20878
                                          (Address of principal executive offices) (Zip Code)

                                   Registrant's telephone number, including area code (301) 417-0770

ITEM 5.  OTHER EVENTS

The Company issued the following press release on January 10, 2002.

                                          MedImmune Acquires Aviron Shares in Exchange Offer

Gaithersburg, MD, January 10, 2002 -- MedImmune, Inc. (Nasdaq: MEDI) announced today that it has accepted for exchange all Aviron
(Nasdaq: AVIR) shares which were validly tendered in its offer to exchange 1.075 MedImmune shares for each Aviron share.

The exchange offer expired at 12:00 midnight, New York City time on January 9, 2002.  Approximately 29,622,602 Aviron shares were tendered (including 4,248,928 shares tendered pursuant to notice of guaranteed delivery), which constitutes approximately 93.8 percent of the total number of outstanding Aviron shares.

MedImmune intends promptly to merge a subsidiary into Aviron, as a result of which Aviron will become a wholly owned subsidiary of
MedImmune.  In the merger, each remaining Aviron share will be converted into the right to receive 1.075 MedImmune shares.

The Information Agent for the offer is MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010. Call collect at
212-929-5500 or toll-free at 800-322-2885. The Dealer Manager for the offer is Merrill Lynch & Co., Four World Financial Center,
New York, New York 10080. Call collect at 609-274-3066.

Aviron is a biopharmaceutical company headquartered in Mountain View, California, focused on prevention of disease through innovative vaccine technologies. The company's product portfolio includes: FluMist™, a live virus vaccine delivered as a nasal mist for the prevention of influenza; a live parainfluenza virus type 3 vaccine; a vaccine to prevent Epstein-Barr virus, and a cytomegalovirus vaccine. For more information on Aviron, visit the company's website at www.aviron.com.

MedImmune, Inc. is a fully integrated biotechnology company focused on developing and marketing products that address medical needs in areas such as infectious disease, immune regulation and cancer. Headquartered in Gaithersburg, Maryland, MedImmune has
manufacturing facilities in Frederick, Maryland and Nijmegen, the Netherlands. MedImmune markets five products, including:
Synagis® (palivizumab), which is marketed for the prevention of serious lower respiratory tract disease caused by respiratory syncytial virus in pediatric patients at high risk of RSV disease, which is prominent in the Northern Hemisphere from October through May (see full prescribing information at www.medimmune.com); Ethyol®, which is marketed for the reduction of both cumulative renal toxicity associated with repeated administration of cisplatin in patients with advanced ovarian cancer or non-small cell lung cancer and moderate to severe xerostomia in patients undergoing post-operative radiation treatment for head and neck cancer, where the radiation port includes a substantial portion of the parotid (see full prescribing information at
www.medimmune.com); and CytoGam®, which is marketed for the prophylaxis against cytomegalovirus disease associated with transplantation of kidney, lung, liver, pancreas, and heart (see full prescribing information at www.medimmune.com). MedImmune also has six products in various stages of clinical testing for a number of diseases and several more product candidates in preclinical testing. For more information on MedImmune, visit the company's website at www.medimmune.com.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in
MedImmune's and Aviron's filings with the SEC. MedImmune and Aviron are developing products for potential future marketing. There can be no assurance that such development efforts will succeed, that such products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. There can be no assurance that Aviron will be integrated successfully or without unanticipated costs.

Aviron stockholders and other investors are urged to read the registration statement on Form S-4, Schedule TO, final prospectus and other exchange offer documents which have been filed or will be filed by MedImmune with the Securities and Exchange Commission and the related solicitation/recommendation statement filed by Aviron with the SEC. These documents contain important information which should be read carefully before any decision is made with respect to the offer. Documents filed with the SEC are available for free at the SEC's website at www.sec.gov. Documents are also available for free from MacKenzie Partners, Inc., 800-322-2885.

                                                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                              MEDIMMUNE, INC.
                                                              (Registrant)

                                                              /s/: Gregory S. Patrick
Date: January 10, 2002                                        Gregory S. Patrick
                                                              Senior Vice President and Chief Financial Officer